UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2005

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8001 Irvine Center Drive, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 31, 2005, Quest Software, Inc. (“Quest Software”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vintela, Inc. (“Vintela”) contemplating the acquisition of Vintela by Quest Software. A copy of the Merger Agreement is attached as Exhibit 10.1 to this Report and is incorporated herein by reference. A copy of the joint press release announcing the execution of the Merger Agreement is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Vintela, based in Lindon, Utah, is a privately held company that provides innovative platform integration solutions. The Merger Agreement provides for the merger of Velocity Merger Corp., a newly formed Quest Software subsidiary, with and into Vintela, with Vintela surviving the merger as a wholly-owned subsidiary of Quest Software (the “Merger”). At the closing of the transaction (i) Quest Software will pay approximately $46.5 million in cash to Vintela’s stockholders, (ii) Quest Software will deposit $10 million in cash in an indemnity escrow fund that would ultimately be distributed to Vintela’s stockholders (subject to claims that may be made by Quest Software against the indemnity escrow fund following the closing) and (iii) existing options to purchase shares of Vintela common stock will be assumed by Quest Software and converted into options to purchase approximately 1.5 million shares of Quest Software common stock. The aggregate cash consideration to be paid in the Merger will be determined pursuant to the formulas set forth in the Merger Agreement, and may be affected by factors such as Vintela’s cash balances at the closing and transaction expenses. Also, the amounts of cash to be paid at closing and the number of options to be assumed by Quest Software in the Merger are based upon the currently issued and outstanding shares of Vintela. Exercises of options to purchase Vintela shares prior to the effective time of the Merger will increase the cash consideration and decrease the number of options to be assumed by Quest Software, in amounts to be determined pursuant to the formulas set forth in the Merger Agreement. The closing of the transaction is subject to customary closing conditions, including the expiration of the applicable Hart-Scott-Rodino Act waiting period.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Report as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Agreement and Plan of Merger, dated as of May 31, 2005, by and among Quest Software, Inc., Velocity Merger Corp., Vintela, Inc., certain stockholders of Vintela and The Canopy Group, Inc., as Stockholders’ Representative

99.1	Joint press release issued by Quest Software, Inc. and Vintela, Inc. on May 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date: June 6, 2005

	By:	/s/ J. Michael Vaughn
J. Michael Vaughn
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
10.1	Agreement and Plan of Merger, dated as of May 31, 2005, by and among Quest Software, Inc., Velocity Merger Corp., Vintela, Inc., certain stockholders of Vintela and The Canopy Group, Inc., as Stockholders’ Representative

99.1	Joint press release issued by Quest Software, Inc. and Vintela, Inc. on May 31, 2005